EXHIBIT A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the Depositary Receipts of New England Realty Associates Limited Partnership, a Massachusetts limited partnership.

Date: June 26, 2026

By:	/s/ Jameson P. Brown
Name:	Jameson P. Brown

By:	/s/ Harley O. Brown
Name:	Harley O. Brown

HBC Holdings, LLC

By:	/s/ Jameson P. Brown
Name:	Jameson P. Brown

By:	/s/ Sally E. Michael
Name:	Sally Michael

HJB 2009 HOLDINGS, LLC

By:	/s/ Sally E. Michael
Name:	Sally Michael

JPB REAL ESTATE LLC

By:	/s/ Jameson P. Brown
Name:	Jameson P. Brown

MAISIE BROWN LLC

By:	/s/ Harley O. Brown
Name:	Harley O. Brown

By:	/s/ Ronald Brown
Name:	Ronald Brown